EXHIBIT 7.06

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that FORTIS BANK S.A/N.V. (“Fortis Bank”) does hereby make, constitute and appoint each of Roy C. Andersen and Adam DiMartino, and either of them, (and any other employee of FORTIS BANK S.A./N.V. or FORTIS CAPITAL CORPORATION or one of their respective affiliates designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf,whether Fortis Bank is acting individually or as representative of others, any and all filings required to be made by Fortis Bank under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by Fortis Bank under the Act, giving and granting unto each said attorney-in-fact full power and authority to act in the premises as fully and to all intents and purposes as Fortis Bank might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of Fortis Bank or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of March 12, 2007.

FORTIS BANK S.A./N.V.

By:  /s/ Frans van Lanschot
Name: Frans van Lanschot
Title:   Director

By:  /s/ Nico Zwikker
Name: Nico Zwikker
Title: Head of Compliance - Commercial & Private Banking and Fortis Investments